EXHIBIT 10.1(b)

UPDATED SCHEDULE(1) OF

INITIAL SALARIES AND TARGET BONUS OPPORTUNITIES

FOR NAMED EXECUTIVE OFFICERS

AS SET FORTH IN EXECUTIVE EMPLOYMENT AGREEMENTS

Name	Base Salary(2)	Target Bonus(2)
Eddie Capel	$475,000	$475,000
Dennis B. Story	$360,000	$250,000
Bruce S. Richards	$283,000	$160,000
Robert G. Howell	$240,000	$240,000

(1)	This schedule replaces the similar schedule appearing at the back of the Form of Executive Employment Agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 4, 2013.
(2)	Salaries and target bonuses set forth above are as initially set forth in employment agreements, and are subject to subsequent increase or adjustment at the discretion of the Board of Directors or the Compensation Committee thereof.